UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Sept. 28, 2017 (Sept. 27, 2017)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction of incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

(860) 669-8636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 27, 2017, Eric W. Thornburg, the Chairman, President and Chief Executive Officer of Connecticut Water Service, Inc. (the “Company”) delivered his written resignation to the Company’s Corporate Secretary and Lead Director, by which he resigned all of his director and officer positions with the Company and its direct and indirect wholly-owned subsidiaries. Mr. Thornburg has served as the Company’s President and Chief Executive Officer since early 2006 and as its Chairman since May 2007. Mr. Thornburg’s resignations were effective at 9:00 a.m. on September 28, 2017.

Mr. Thornburg’s resignation relates to the pursuit of a new career opportunity and was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company has appointed David C. Benoit, the Company’s Senior Vice President – Finance, Chief Financial Officer and Treasurer, to serve as the Company’s interim President and Chief Executive Officer, effective September 28, 2017.

Mr. Benoit, age 60, has served as the Company’s Chief Financial Officer (CFO) since his hire in 1996 and as a Senior Vice President since 2015. Mr. Benoit is a Certified Public Accountant and holds an MBA from the University of Harford and an undergraduate degree from Central Connecticut State University. Mr. Benoit has more than 30 years’ experience with regulated utility companies, including gas and electric businesses. He has been instrumental in driving the Company’s business strategy and ensuring the financial integrity of the organization. He has also played a key role in the more than 30 acquisitions that the Company has completed during his tenure as CFO, including the two large acquisitions in Maine completed during 2012, and the two acquisitions in Connecticut this year.

Mr. Benoit is a “named executive officer” of the Company by virtue of his service as the Company’s Senior Vice President – Finance, Chief Financial Officer and Treasurer. Accordingly, information about Mr. Benoit’s employment and other agreements with the Company, as well as his reported executive compensation for 2016 reported pursuant to Item 402 of Regulation S-K, is set forth in the Company’s definitive proxy materials filed on March 31, 2017.

The Company is in the process of determining, and has therefore not yet finalized, the compensatory benefits to be provided to Mr. Benoit in connection with his service as Interim President and Chief Executive Officer.

Mr. Benoit does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

The Company issued a press release dated September 28, 2017 concerning the resignation of Mr. Thornburg and the appointment of Mr. Benoit.

A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)        Exhibits

99.1	Company press release announcing leadership changes, dated September 28, 2017, is filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release announcing leadership changes, dated September 28, 2017, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation
Date: September 28, 2017	By:	/s/ David C. Benoit
Name: David C. Benoit
Title: Interim President and CEO, Senior Vice President – Finance, Chief Financial Officer and Treasurer